Exhibit 99.1


             JFAX.COM SIGNS LETTER OF INTENT TO ACQUIRE EFAX.COM,
              CREATING STRONG POSITION IN INTERNET COMMUNICATIONS

          Combined Installed Base of Over 125,000 Paying Subscribers
           and Over 2.8 Million Free Users Establishes Platform for
                         Increased Revenue Generation

            Consideration to Consist of Approximately 18.5 Million
                            JFAX.COM Common Shares

HOLLYWOOD AND MENLO PARK, Calif. (April 6, 2000) - JFAX.COM (NASDAQ: JFAX) and EFAX.COM (NASDAQ: EFAX), two of the world's largest unified messaging services providers, today announced that they have signed a letter of intent to merge. The proposed merger transaction will establish the combined company as the clear industry leader in Internet-based unified messaging services worldwide.

     JFAX.COM, the combined company, will have over 125,000 paid subscribers generating monthly subscription and usage revenue and over 2.8 million free users who represent an attractive advertising audience and are prime candidates for a range of revenue-generating products and services that the combined company will offer.

     "Combining the resources of EFAX.COM with JFAX.COM will allow us to achieve critical mass in the Internet communications marketplace," said Steven J. Hamerslag, CEO and president of JFAX.COM. "We will have a substantial installed base of business users on the Internet with an extensive range of communication service offerings. EFAX.COM has done a great job of establishing a strong brand and growing a large base of customers. Their paid subscriber base has accelerated, growing 45% quarter-to-quarter to 66,000. We now have the additional opportunity to enhance revenue generation by leveraging the EFAX subscriber base with our previously announced plans for call management services that build off our global Internet Protocol (IP) network."

     "JFAX has a proven management team, a strong cash position and a global network with innovative telecom solutions," said Ronald Brown, president of EFAX.COM. "EFAX.COM has concentrated on Internet document delivery, brand-name partnerships, and a new wireless initiative for mobile users. JFAX.COM has the technology platform to tie it all together and expand services even further. We welcome this opportunity to consolidate a powerful position," he added.

     JFAX.COM has committed to loan EFAX.COM, subject to satisfactory documentation, up to $5 million on a senior secured basis. This loan will enable EFAX.COM to fund its working capital needs and continuing growth until the consummation of the merger. The loan commitment also includes a warrant for JFAX.COM to purchase 250,000 shares of EFAX.COM common stock at yesterday's close-of-market price. If the merger does not occur, the warrant exercise price will be reset to $1.00 a share. The proposed merger is subject to negotiation of definitive agreements, completion of due diligence, and other customary conditions.

     The letter of intent provides that, as total consideration for EFAX.COM, JFAX.COM will issue approximately 18.5 million shares of its common stock to the holders of EFAX.COM common and preferred stock, subject to an adjustment of this number in certain circumstances. EFAX.COM's preferred stockholders have agreed to exchange their current shares of Series A convertible preferred stock into a new series of convertible preferred stock. The new series will have a right to convert into common stock of EFAX.COM at a per-share price based upon the average trading price for EFAX.COM common stock during the 20-trading-day period beginning Friday. As a result, the number of shares of JFAX.COM common stock to be ultimately received by existing holders of EFAX.COM common stock will be determined following completion of such 20-trading-day period.

     For example, as of today, the average closing price of the EFAX.COM common stock for the last 10 trading days has been $5.46. Assuming this average continues for the next 20 trading days, and further assuming that no other adjustment becomes applicable, EFAX.COM common shareholders will receive 1.10 shares of JFAX.COM common stock for each share of EFAX.COM common stock. The actual number of shares that EFAX.COM shareholders receive will likely differ from the example and such difference may be material.

     In consideration for the letter of intent, JFAX.COM will be granted warrants to purchase either 750,000 or 1.75 million shares, depending on certain circumstances, of EFAX.COM common stock at an exercise price of $1.00 per share, in the event the merger does not occur.

     This release will be followed promptly by the filing of reports on Form 8-K which will describe the terms of the transactions in greater detail.

     JFAX.COM management has previously encouraged investors to gauge its progress by its revenues, gross margins and profits, and subscriber base (both free and paid). For the quarter ended March 31, JFAX.COM said it expects its gross profits and margins to be at the high end of analysts' expectations. JFAX.COM also estimated that its subscriber growth exceeded expectations, with free subscribers growing by 475,000 in the quarter to a total of 820,000. Paid subscriber levels, however, are estimated to be below estimates for the quarter following a previously announced decision to defer marketing efforts in the wake of JFAX.COM's management transition. As a result, quarterly revenues will be approximately $2.9 million.

     "With the combined capabilities of both companies, we will expand our services beyond message management to a full suite of unified communications solutions," continued

Hamerslag. "This will enable customers to access and initiate business communications easily and seamlessly through a single communications provider."

About JFAX.COM

     JFAX.COM (NASDAQ: JFAX) is an award-winning Internet-based messaging and communications service provider to individuals and businesses throughout the world. JFAX's services enable the user's email box to function as a single repository for all email, fax and voicemail and permit convenient advanced message management through email or by phone. JFAX is a registered trademark of JFAX. The company is headquartered in Hollywood, California. For more information on JFAX and its services, see http://www.JFAX.com or call 1-888-GET-
                                          -------------------
JFAX.

About EFAX.COM

     EFAX.COM (NASDAQ: EFAX) is a provider of Internet communication services, and has provisioned unique telephone numbers to about 2 million members. The Company continues to expand its range of solutions beyond its initial offering of the world's first free fax-to-email service. The Company markets its Internet services via its own EFAX.COM web site and through affiliates and co-brand partners, including Phone.com, Microsoft, Network Solutions, WebTV, fortunecity.com, FindLaw, Phoenix Technologies and AllBusiness.com. EFAX.COM is headquartered in Menlo Park, Calif. For more information, call 1-877-EFAXCOM; fax (650) 326-6003; or visit: http://www.EFAX.com.
                              -------------------

Safe Harbor for Forward-Looking Statements: Certain statements in this news release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Forward-looking statements include statements about efforts to attract or prospects for additional subscribers for our services and other statements of a non-historical nature. Actual results may differ from projected results due to various risk factors including our limited operating history, our use of third parties to market our services, competition including competition from companies offering free services, risks associated with technological change, uncertainties regarding the protection of proprietary technology and other factors set forth in the companies' respective filings with the Securities and Exchange Commission.

     Notice of Registration Statement: JFAX.COM expects to file a registration statement, which will contain a joint proxy statement/prospectus of JFAX.COM and EFAX.COM, and other documents with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.
Investors and security holders will be able to receive the joint proxy statement/prospectus and other documents free of charge at the SEC's web site, www.sec.gov and from JFAX.COM Investor Relations at 6922 Hollywood Boulevard,
-----------
Hollywood, California 90028.

(C) 2000 JFAX.COM. All rights reserved.
                                     # # #

JFAX contacts, media only:
John Davis                        Krys Card                          Bryan Maxwell
JFAX.COM                          Rogers & Cowan                     Rogers & Cowan
(323) 860-9469                    (310) 201-8838                     (310) 201-8892
Jdavis@JFAX.com                   kcard@shandwick.com                bmaxwell@shandwick.com
---------------                   -------------------                ----------------------


JFAX contacts, investor relations only:
Scott Turrichi                    Betsy MacKinnon, Jim Lucas         Winnie Lerner
JFAX.COM                          Abernathy MacGregor Group- West    Abernathy MacGregor- New York
(323) 860-9408                    (213) 630-6550                     (212) 371-5999
Sturicchi@JFAX.com                jbl@abmac.com                      Wal@abmac.com
------------------                -------------                      --------------


EFAX contacts, media and investor relations:
Todd Kenck                        Peter Delauzon/                     Jonathan Schaffer,
                                  Christina Newman                    Jill Fatzinger (IR)
EFAX.com                          (Media)                             Morgen-Walke Associates, Inc.
650-688-6810                      Morgen-Walke Associates, Inc.       (415) 296-7383
Toddk@EFAX.com                    (415) 296-7383                      jschaffer@mwa-sf.com
--------------                                                        ---------------------